Exhibit 5.1

August 7, 2015

Board of Directors

Pixelworks, Inc.

224 Airport Parkway, Suite 400

San Jose, CA 95110

Gentlemen:

We have acted as company counsel to Pixelworks, Inc., an Oregon corporation (the “Company”), in connection with the offer and sale of up to 3,250,000 shares of the Company’s Common Stock (plus an additional 487,500 shares of the Company’s Common Stock that may be sold pursuant to the Underwriter’s over-allotment option) (the “Shares”), $0.001 par value, pursuant to the terms of an underwriting agreement dated August 7, 2015 between the Company and Roth Capital Partners, LLC. In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement on Form S-3 (File No. 333-198490) filed by the Company on August 29, 2014, (including documents incorporated by reference therein, the “Registration Statement”); (ii) the Company’s prospectus, dated August 29, 2014 (including the documents incorporated by reference therein, the “Base Prospectus”), which forms a part of the Registration Statement; (iii) the Company’s preliminary prospectus supplement dated August 6, 2015 (including the documents incorporated by reference therein, the “Preliminary Prospectus Supplement”), (iv) the Company’s prospectus supplement dated August 7, 2015 (including the documents incorporated by reference therein, the “Final Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”), relating to the offering of the Shares; and (v) such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion.

Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the Shares have been duly authorized and when issued and sold in the manner described in the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Oregon and our opinions expressed herein are limited to the laws of the State of Oregon and the federal laws of the United States and we do not express any opinion herein concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Base Prospectus and the Prospectus Supplement.

Very truly yours,

/s/ Alto Law Group LLC

Alto Law Group LLC